SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): June 1, 2004

                          MIRAVANT MEDICAL TECHNOLOGIES

             (Exact name of Registrant as specified in its charter)

   Delaware                               0-2554                 77-0222872
(State or other jurisdiction of     (Commission File Number)    I.R.S. Employer
incorporation or organization)                            Identification Number)





                                336 Bollay Drive
                             Santa Barbara, CA 93117

                    (Address of principal executive offices)

                                 (805) 685-9880

              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events

On  June  1,  2004,   the  Company   announced  that  the  U.S.  Food  and  Drug
Administration, or FDA, has accepted for filing the Company's New Drug Application, or NDA, for SnET2 and has also granted a Priority Review designation. Acceptance of the filing means that the FDA has made a determination that the NDA meets the standard for substantive review, and the Priority Review designation expedites the review period. The Company is seeking approval from the FDA for its proprietary new drug SnET2 as a treatment for patients with wet age-related macular degeneration, or AMD, a leading cause of blindness in older adults.

Wet AMD is a major health problem with an estimated 500,000 new cases each year worldwide. The disease is characterized by abnormal blood vessels at the back of the eye that leak fluid and blood and can lead to severe loss of central vision. The SnET2 treatment uses a light-activated drug intended to selectively destroy these abnormal blood vessels and stabilize vision loss.

A copy of the press release issued on June 1, 2004 by Miravant announcing the FDA acceptance of our filing for review is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.


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ITEM 7.  FINANCIAL STATEMENTS ANDEXHIBITS

  Exhibit Number      Exhibit

     99.1 Press release dated June 1, 2004 announcing the acceptance for filing by the Food and Drug Administration of the Company's completed New Drug Application for SnET2 in the treatment of patients with wet age-related macular degeneration.





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                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Miravant Medical Technologies
                                      (Registrant)

Date:  June 2, 2004

                                            By:  /s/ John M. Philpott
                                            -------------------------
                                            Name:    John M. Philpott
                                            Title:   Chief Financial Officer


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              Exhibit Index


Exhibit Number      Exhibit

     99.1 Press release dated June 1, 2004 announcing the acceptance for filing by the Food and Drug Administration of the Company's completed New Drug Application for SnET2 in the treatment of patients with wet age-related macular degeneration.